Exhibit 4.2

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of October 11, 2016 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and between rVue Holdings, Inc., a Nevada corporation (the “Pledgor”), in favor of Roche Enterprises, Ltd. (formerly known as Acorn Composite Corporation), a company registered under the laws of Nevada or its assigns (the “Secured Party”).

WHEREAS the Secured Party will make a loan to the Pledgor in an aggregate principal amount of up to US$201,000 (collectively, the “Loan”), evidenced by that certain Senior Secured Convertible Promissory Note of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Note”) made by the Pledgor and payable to the order of the Secured Party; and

WHEREAS, this Agreement is given by the Pledgor in favor of the Secured Party to secure the payment and performance of all of the Secured Obligations.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Definitions.

(a)

Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b)

Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c)

For purposes of this Agreement, the following terms shall have the following meanings; each capitalized term used but not otherwise defined herein shall have the meaning ascribed to it in the Note:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning set forth in the Note.

“Intellectual Property” means (1) inventions, ideas or conceptions of potentially patentable subject matter, whether or not patentable, whether or not reduced to practice, whether or not yet made the subject of a pending patent application or applications, (2) patents and patent applications (including any continuations, continuations-in-part, divisional, reissues, renewals and applications for any of the foregoing) ((1) and (2) collectively, “Patents”), (3) trademarks, service marks, trade dress, designs, logos, trade names, corporate names and general intangibles of like nature, whether or not registered, including all common law rights and registrations and applications for registration thereof, together with all goodwill relating to the foregoing (collectively, “Trademarks”), (4) copyrights, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions (collectively, “Copyrights”), (5) trade secrets and confidential, technical or business information (including, without limitation, ideas, formulas and compositions), (6) technology (including, without limitation, know-how and show-how), production processes and techniques, research and development information, drawings, specifications, designs, sketches, design archives, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether or not confidential, whether current or historical, (7) all rights to obtain and apply for Patents, and to register Trademarks and Copyrights, (8) all rights to sue, recover and retain damages (and costs and attorneys’ fees) for present and past infringement of any of the Intellectual Property rights hereinabove set out, and 9) all common law rights with respect to the Intellectual Property hereinabove set out.

“Secured Obligations” has the meaning set forth in Section 3.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Nevada or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2.

Pledge. The Pledgor hereby pledges, assigns and grants to the Secured Party as primary obligor and not merely as surety, and hereby creates a continuing lien and security interest, first in priority over all other lenders of the Pledgor in favor of the Secured Party in and to all of its right, title, benefit and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a)

All of the tangible assets of the Pledgor and its operating subsidiaries, if any, of every kind and nature including, without limitation, all accounts, equipment, accessions, fixtures, inventory, goods, investment property, chattel paper, instruments, documents, rights to proceeds under letters of credit, letter-of-credit rights, supporting obligations, commercial tort claims, deposit accounts (including money, cash and cash equivalents), and all of the intangible assets of the Pledgor and its operating subsidiaries, if any, including, without limitation, general intangibles, payment intangibles and software of the Pledgor and any of its operating subsidiaries and all Intellectual Property used in connection with the operation of the Pledgor’s business and any of its operating subsidiaries’ businesses, wherever located, now owned or hereafter acquired.

3.

Secured Obligations. The Collateral secures the due and prompt payment and performance of:

(a)

the obligations of the Pledgor from time to time arising under the Note, this Agreement or otherwise with respect to the due and prompt payment of the principal amount of the Loan and any accrued interest and fees thereunder, when and as due, and all other amounts due under the Note or this Agreement; and

(b)

all other covenants, duties, debts, obligations and liabilities of any kind of the Pledgor under or in respect of the Note and this Agreement (all such obligations, covenants, duties, debts, and liabilities set forth in Section 3 being herein collectively called the “Secured Obligations”).

4.

Perfection of Pledge.

(a)

The Pledgor shall, from time to time, promptly take all actions as may be reasonably requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgor.

(b)

The Pledgor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, without the signature of the Pledgor where permitted by law. The Pledgor agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon reasonable request.

5.

Representations and Warranties. The Pledgor represents and warrants as follows:

(a)

At the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Pledgor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement.

(b)

The pledge of the Collateral pursuant to this Agreement creates a valid security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(c)

It is duly formed and has full power, authority and legal right to borrow the Loan, pledge the Collateral pursuant to this Agreement and perform its obligations under this Agreement.

(d)

Each of this Agreement and the Note has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid, enforceable and binding obligation of the Pledgor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(e)

This Agreement (upon due perfection of the Collateral in accordance with Section 4 above) creates in favor of the Secured Party a valid and perfected first priority security interest in all of the Collateral.

(f)

The Pledgor is not subject to any voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for its business or property.

(g)

There is no action, suit, investigation or proceeding (or any basis therefor) pending against, threatened against or affecting, any of the Collateral, before any court or arbitrator or any governmental body, agency or official.

(h)

There is no material fact directly relating to the business, operations, condition or prospects of the Pledgor (including any competitive developments but other than facts which relate to general economic or industry trends or conditions) that materially adversely affects the same that has not been disclosed to the Secured Party.

6.

Further Assurances.

(a)

The Pledgor shall, at its own cost and expense, defend title to the Collateral and the lien and security interest of the Secured Party therein against the claim of any Person claiming against or through the Pledgor and shall maintain and preserve such perfected security interest for so long as this Agreement shall remain in effect.

(b)

The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable in order to perfect and protect any security interest granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder, under the Note, or under any other agreement related to any Collateral.

(c)

The Pledgor will not, without providing at least 5 days’ prior written notice to the Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. The Pledgor will, prior to any change described in the preceding sentence, promptly take all actions necessary to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

(d)

The Pledgor will not, without prior written consent from the Secured Party, create a security interest for any other obligations owed to a third party, which is pari passu or senior to the security interest in the Collateral under this Agreement.

(e)

The Pledgor will cooperate, cause or assist the Secured Party to preserve and perfect the Secured Party’s security interest in any of the Collateral, including but not limited to the Secured Party’s execution, filing or recordation of any documents with the United States Patent and Trademark Office that the Secured Party deems necessary to perfect the Secured Party’s security interest in the Intellectual Property of the Pledgor and the Pledgor’s execution, filing or recordation of any UCC-3s or such other instruments and documents promptly terminating any subsequent liens on the Collateral in order to preserve and protect the priority of the Secured Party’s security interest in the Collateral prior to the rights of all third persons and entities.

7.

Transfers and Other Liens. The Pledgor agrees that it will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, Lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for herein or with the prior written consent of the Secured Party, which may be granted or withheld in its sole and absolute discretion.

8.

Secured Party Appointed Attorney-in-Fact. The Pledgor hereby appoints the Secured Party the Pledgor’s attorney-in-fact, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time during the continuance of an Event of Default in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of the Note and this Agreement. Such appointment, being coupled with an interest, shall be irrevocable, but shall terminate in accordance with the termination of this Agreement pursuant to Section 16. The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

9.

Secured Party May Perform. If the Pledgor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Pledgor.

10.

Reasonable Care. The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Pledgor from the performance of any obligation on the Pledgor’s part to be performed or observed in respect of any of the Collateral.

11.

Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a)

The Secured Party may, in accordance with, and to the extent permitted by, applicable law, without any other notice to or demand upon the Pledgor, assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate, transfer or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Pledgor at its notice address as provided in Section 14 hereof at least ten days prior to the date of such disposition shall constitute reasonable notice.

(b)

If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Pledgor agrees that, upon reasonable request by the Secured Party, the Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

12.

No Waiver and Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 13), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

13.

Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

14.

Addresses For Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Note, and addressed to the respective parties at their addresses as specified in the Note or as to either party at such other address as shall be designated by such party in a written notice to each other party.

15.

Continuing Security Interest; Further Actions. This Agreement shall create a continuing lien and security interest in the Collateral and shall (a) subject to Section 16, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party and the Secured Party may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Pledgor. Without limiting the generality of the foregoing clause (c), any assignee of the Secured Party’s interest in any agreement or document which includes all or any of the Secured Obligations shall, upon assignment in accordance with Section 12.8 of the Note, become vested with all the benefits granted to the Secured Party herein with respect to such Secured Obligations.

16.

Termination; Release. On the date on which all Loans and other Secured Obligations have been paid and performed in full, the Secured Party shall, at the sole expense of the Pledgor, (a) duly assign, transfer and deliver to or at the direction of the Pledgor such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

17.

Governing Law. This Agreement and the Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or the Note and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Nevada. The other provisions of Sections 12.4, 12.5 and 12.6 of the Note are incorporated herein, mutatis mutandis, as if a part hereof.

18.

Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the Note constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

rVue Holdings, Inc., as Pledgor
By: /s/ Mark Pacchini Name: Mark Pacchini Title: Chief Executive Officer

Roche Enterprises, Ltd., as Secured Party
By: /s/ Robert W. Roche Name: Robert W. Roche Title: President